Exhibit 99.1

CAPITALIZATION OF HOLDCO

Substantially all of the revenue-generating assets of Domino’s (other than the Company-Owned Stores) are held by the Securitization Entities. DPL serves as the Manager operating the System on behalf of the Securitization Entities. The capitalization of Holdco is presented on a consolidated basis. Only assets that are part of the Collateral will be available to the Co-Issuers to pay interest on and principal of the Offered Notes. Neither Holdco nor any subsidiary of Holdco, other than the Securitization Entities, will guarantee or in any way be liable for the obligations of the Co-Issuers under the Indenture or the Offered Notes, or any other obligation of the Co-Issuers in connection with the Offered Notes.

The following table sets forth the cash and cash equivalents and capitalization of Holdco as of January 3, 2021 (i) on an actual basis and (ii) on an as-adjusted basis to give effect to the transactions contemplated to occur on or about the Closing Date in connection with the issuance of the Offered Notes on the Closing Date, including the repayment in full of the Series 2017-1 Class A-2-I(FL) Notes and the Series 2017-1 Class A-2-II(FX) Notes, as if such transactions occurred as of such date. This table should be read in conjunction with “Use of Proceeds,” “Selected Historical Consolidated Financial Information and Other Data of Holdco” and Holdco’s historical consolidated financial statements and the related notes thereto incorporated by reference into this Offering Memorandum.

	As of January 3, 2021
(dollars in thousands)	Actual	As-Adjusted
Cash and cash equivalents(1)	$168,821	$1,145,821

Debt and finance lease obligations:
Series 2019-1 Class A-1 Notes(2)	—	—
Series 2021-1 Class A-1 Notes(2)	—	—

Series 2015-1 Class A-2-II Notes(3)	766,000	766,000
Series 2017-1 Class A-2-I(FL) Notes(4)	291,000	—
Series 2017-1 Class A-2-II(FX) Notes(4)	582,000	—
Series 2017-1 Class A-2-III(FX) Notes(4)	970,000	970,000
Series 2018-1 Class A-2-I Notes(5)	415,438	415,438
Series 2018-1 Class A-2-II Notes(5)	391,000	391,000
Series 2019-1 Class A-2 Notes(6)	668,250	668,250
Offered Notes(7)	—	1,850,000

Finance lease obligations	60,555	60,555

Total debt and finance lease obligations(8)	$4,144,243	$5,121,243

(1)	Excludes restricted cash and cash equivalents of approximately $217.5 million. As Adjusted amount represents gross cash proceeds and is not inclusive of debt issuance costs.
(2)

Represents the Series 2019-1 Class A-1 Notes, which are variable funding notes that were issued by the Co-Issuers on November 19, 2019. The Co-Issuers expect to refinance the Series 2019-1 Class A-1 Notes on the Closing Date through the issuance of the Series 2021-1 Class A-1 Notes. Holdco expects the Master Issuer to have approximately $157.5 million of available borrowing capacity, net of $42.5 million in undrawn letters of credit issued under the Series 2021-1 Class A-1 Notes on or about the Closing Date.

(3)

The Series 2015-1 Class A-2-II Notes were issued by the Co-Issuers on October 21, 2015, and have a final legal maturity of October 2045. The Series 2015-1 Class A-2-II Notes have an expected repayment date of October 2025.

(4)

The Series 2017-1 Class A-2 Notes were issued by the Co-Issuers on July 24, 2017 and have a final legal maturity of July 2047. The Series 2017-1 Class A-2-I(FL) Notes and Series 2017 Class A-2-II(FX) Notes have an expected repayment date of July 2022 and the Series 2017-1 Class A-2-III(FX) Notes have an expected repayment date of July 2027. The Co-Issuers are expected to use a portion of the proceeds of the Offered Notes to repay all amounts outstanding under the Series 2017-1 Class A-2-I(FL) Notes and the Series 2017 Class A-2-II(FX) Notes. See “Use of Proceeds” herein.

(5)

The Series 2018-1 Class A-2 Notes were issued by the Co-Issuers on April 24, 2018 and have a final legal maturity of July 2048. The Series 2018-1 Class A-2-I Notes have an expected repayment date of October 2025 and the Series 2018-1 Class A-2-II Notes have an expected repayment date of July 2027.

(6)

The Series 2019-1 Class A-2 Notes were issued by the Co-Issuers on November 19, 2019 and have a final legal maturity of October 2049. The Series 2019-1 Class A-2 Notes have an expected repayment date of October 2029.

(7)

The Series 2021-1 Class A-2 Notes will be issued on the Closing Date and will have a final legal maturity of April 2051. The Series 2021-1 Class A-2-I Notes have an expected repayment date of October 2028 and the Series 2021-1 Class A-2-II Notes have an expected repayment date of April 2031.

(8)	Represents gross debt and finance lease obligation amounts and is not inclusive of debt issuance costs.

CAPITALIZATION OF THE MASTER ISSUER

Substantially all of the revenue-generating assets of Domino’s (other than the Company-Owned Stores) are held by the Securitization Entities. DPL serves as the Manager operating the System on behalf of the Securitization Entities. The capitalization of the Master Issuer is presented on a consolidated basis. Only assets that are part of the Collateral will be available to the Co-Issuers to pay interest on and principal of the Offered Notes.

The following table sets forth the cash and cash equivalents and capitalization of the Master Issuer as of January 3, 2021 (i) on an actual basis and (ii) on an as-adjusted basis to give effect to the transactions contemplated to occur on or about the Closing Date in connection with the issuance of the Offered Notes on the Closing Date including the repayment in full of the Series 2017-1 Class A-2-I(FL) Notes and the Series 2017-1 Class A-2-II(FX) Notes, as if such transactions occurred as of such date. This table should be read in conjunction with “Use of Proceeds,” “Selected Historical Consolidated Financial Information and Other Data of the Master Issuer” and the consolidated financial statements of the Master Issuer and its subsidiaries and the accompanying notes for the fiscal year ended January 3, 2021, which are included herein.

	As of January 3, 2021
(dollars in thousands)	Actual	As-Adjusted
Cash and cash equivalents(1)	$—	$—

Debt and finance lease obligations:
Series 2019-1 Class A-1 Notes(2)	—	—
Series 2021-1 Class A-1 Notes(2)	—	—

Series 2015-1 Class A-2-II Notes(3)	766,000	766,000
Series 2017-1 Class A-2-I(FL) Notes(4)	291,000	—
Series 2017-1 Class A-2-II(FX) Notes(4)	582,000	—
Series 2017-1 Class A-2-III(FX) Notes(4)	970,000	970,000
Series 2018-1 Class A-2-I Notes(5)	415,438	415,438
Series 2018-1 Class A-2-II Notes(5)	391,000	391,000
Series 2019-1 Class A-2 Notes(6)	668,250	668,250
Offered Notes(7)	—	1,850,000

Finance lease obligations	54,434	54,434

Total debt and finance lease obligations(8)	$4,138,122	$5,115,122

(1)	Excludes restricted cash and cash equivalents of approximately $216.7 million.
(2)

Represents the Series 2019-1 Class A-1 Notes, which are variable funding notes that were issued by the Co-Issuers on November 19, 2019. The Co-Issuers expect to refinance the Series 2019-1 Class A-1 Notes on the Closing Date through the issuance of the Series 2021-1 Class A-1 Notes. Holdco expects the Master Issuer to have approximately $157.5 million of available borrowing capacity, net of $42.5 million in undrawn letters of credit issued under the Series 2021-1 Class A-1 Notes on or about the Closing Date.

(3)

The Series 2015-1 Class A-2-II Notes were issued by the Co-Issuers on October 21, 2015, and have a final legal maturity of October 2045. The Series 2015-1 Class A-2-II Notes have an expected repayment date of October 2025.

(4)

The Series 2017-1 Class A-2 Notes were issued by the Co-Issuers on July 24, 2017 and have a final legal maturity of July 2047. The Series 2017-1 Class A-2-I(FL) Notes and Series 2017 Class A-2-II(FX) Notes have an expected repayment date of July 2022 and the Series 2017-1 Class A-2-III(FX) Notes have an expected repayment date of July 2027. The Co-Issuers are expected to use a portion of the proceeds of the Offered Notes to repay all amounts outstanding under the Series 2017-1 Class A-2-I(FL) Notes and the Series 2017 Class A-2-II(FX) Notes. See “Use of Proceeds” herein.

(5)

The Series 2018-1 Class A-2 Notes were issued by the Co-Issuers on April 24, 2018 and have a final legal maturity of July 2048. The Series 2018-1 Class A-2-I Notes have an expected repayment date of October 2025 and the Series 2018-1 Class A-2-II Notes have an expected repayment date of July 2027.

(6)

The Series 2019-1 Class A-2 Notes were issued by the Co-Issuers on November 19, 2019 and have a final legal maturity of October 2049. The Series 2019-1 Class A-2 Notes have an expected repayment date of October 2029.

(7)

The Series 2021-1 Class A-2 Notes will be issued on the Closing Date and will have a final legal maturity of April 2051. The Series 2021-1 Class A-2-I Notes have an expected repayment date of October 2028 and the Series 2021-1 Class A-2-II Notes have an expected repayment date of April 2031.

(8)	Represents gross debt and finance lease obligation amounts and is not inclusive of debt issuance costs.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

AND OTHER DATA OF HOLDCO

The following tables present certain summary historical consolidated financial information of Holdco. Neither Holdco nor any subsidiary of Holdco, other than the Securitization Entities, will guarantee or in any way be liable for the obligations of the Co-Issuers under the Indenture or the Offered Notes, or any other obligation of the Co-Issuers in connection with the Offered Notes.

Set forth below is selected historical consolidated financial information and other data of Holdco at the dates and for the periods indicated. Unless otherwise noted below, the selected historical financial information and other data as of January 1, 2017, December 31, 2017 and December 30, 2018 and for the fiscal years ended January 1, 2017, and December 31, 2017 have been derived from Holdco’s audited financial statements not included in or incorporated by reference into this Offering Memorandum. The selected historical financial information and other data as of December 29, 2019 and January 3, 2021 and for each of the three fiscal years in the period ended January 3, 2021 have been derived from Holdco’s audited consolidated financial statements incorporated by reference into this Offering Memorandum. The audited consolidated financial statements for each of the fiscal years ended January 1, 2017, December 31, 2017, December 30, 2018, December 29, 2019 and January 3, 2021 have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm.

While Holdco believes that Holdco EBITDA, Holdco Adjusted EBITDA and Holdco Adjusted EBITDAR, as presented below, are useful to prospective noteholders as important supplemental financial measures that are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in Holdco’s industry, they should not be used as substitutes for GAAP measures of liquidity or performance. See “Non-GAAP Financial Measures” for more information.

The selected historical consolidated financial information and other data should be read in conjunction with “Use of Proceeds,” and “Capitalization of Holdco,” all of which are included elsewhere in this Offering Memorandum, and with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the accompanying notes included in the 2020 10-K, which is incorporated by reference herein.

	Fiscal Years Ended
(dollars in thousands)	January 1, 2017	December 31, 2017	December 30, 2018	December 29, 2019	January 3, 2021
Income Statement Data:
Revenues
U.S. Company-Owned Stores	$439,024	$490,846	$514,804	$453,560	$485,569
U.S. Franchise	312,260	351,387	391,493	428,504	503,196

U.S. Stores	751,284	842,233	906,297	882,064	988,765
Supply Chain	1,544,345	1,739,038	1,943,297	2,104,936	2,416,651
International Franchise	176,999	206,708	224,747	240,975	249,757
U.S. Franchise Advertising	—	—	358,526	390,799	462,238

Total Revenues	2,472,628	2,787,979	3,432,867	3,618,774	4,117,411

Cost of Sales	1,704,937	1,921,988	2,130,188	2,216,275	2,522,918

Operating Margin	$767,691	$865,991	$1,302,679	$1,402,499	$1,594,493

General and Administrative Expense	313,649	344,759	372,464	382,293	406,613
U.S. Franchise Advertising	—	—	358,526	390,799	462,238

Income from Operations	$454,042	$521,232	$571,689	$629,407	$725,642

Other Financial Data:
Holdco EBITDA(1)	$492,182	$565,601	$625,354	$689,337	$790,680
Holdco Adjusted EBITDA(1)	$511,609	$583,788	$643,941	$712,134	$817,846
Holdco Adjusted EBITDAR(1)	$561,556	$641,715	$706,488	$781,816	$891,596
Depreciation and Amortization	$38,140	$44,369	$53,665	$59,930	$65,038

Cash Flow Data:
Net Cash Provided by Operating Activities	$292,460	$341,261	$394,171	$496,950	$592,794
Capital Expenditures	58,555	90,011	119,888	85,565	88,768

Holdco Free Cash Flow(2)	$233,905	$251,250	$274,283	$411,385	$504,026

(dollars in thousands)	As of January 1, 2017	As of December 31, 2017	As of December 30, 2018	As of December 29, 2019	As of January 3, 2021
Balance Sheets Data:
Cash and Cash Equivalents(3)	$42,815	$35,768	$25,438	$190,615	$168,821
Restricted Cash and Cash Equivalents	$126,496	$191,762	$166,993	$209,269	$217,453
Working Capital(4)	$(34,321)	$(10,267)	$20,215	$124,517	$181,112
Property, Plant and Equipment, Net	$138,534	$169,586	$234,939	$242,881	$297,364
Total Assets	$716,295	$836,753	$907,385	$1,382,092	$1,567,168
Total Debt Net of Debt Issuance Cost(5)	$2,187,877	$3,153,814	$3,531,584	$4,114,449	$4,118,873
Total Liabilities	$2,599,438	$3,572,137	$3,947,306	$4,797,851	$4,867,573

Reconciliations:
Net income	$214,678	$277,905	$361,972	$400,709	$491,296
Interest expense, net	109,384	121,079	143,011	146,770	170,512
Provision for income taxes	129,980	122,248	66,706	81,928	63,834
Depreciation and amortization	38,140	44,369	53,665	59,930	65,038

Holdco EBITDA	$492,182	$565,601	$625,354	$689,337	$790,680

Adjustments (less) plus:
Non-cash compensation expense	18,564	20,713	22,792	20,265	24,244
Loss (gain) on disposal of assets	863	(3,148)	(4,737)	2,023	2,922
Recapitalization-related expenses	—	622	532	509	—

Holdco Adjusted EBITDA	$511,609	$583,788	$643,941	$712,134	$817,846

Rent Expense(6)	49,947	57,927	62,547	69,682	73,750

Holdco Adjusted EBITDAR	$561,556	$641,715	$706,488	$781,816	$891,596

(1)

Holdco EBITDA, Holdco Adjusted EBITDA and Holdco Adjusted EBITDAR are non-GAAP financial measures, and are unaudited. Please see “Non-GAAP Financial Measures” for more information regarding these financial measures. The following table sets forth a reconciliation of Holdco EBITDA, Holdco Adjusted EBITDA and Holdco Adjusted EBITDAR to net income.

(2)	Holdco Free Cash Flow is a non-GAAP financial measure, and is unaudited. Please see “Non-GAAP Financial Measures” for more information regarding Free Cash Flow.
(3)	Excludes restricted cash and cash equivalents.
(4)	Excludes restricted cash and cash equivalents, advertising fund assets, restricted, and advertising fund liabilities.
(5)	Includes current portion.

Along with the adoption of Accounting Standards Codification 842, Leases, Holdco updated its accounting policy to include variable mileage in rent expense. Rent expense for the fiscal years ended December 30, 2018, December 31, 2017 and January 1, 2017 are presented in accordance with ASC 840 and have not been restated, as the adjustments are immaterial.